INVESTORS
                                  SAVINGS BANK


-------------------------------------------------------------------------------
                      101 JFK Parkway Short Hills, NJ 07078
                                                                   news release
                                                   Contact:  Domenick Cama ISBC
                                                                 (973) 924-5105
                                                                dcama@isbnj.com



Investors Bancorp, Inc. Announces Fourth Quarter and Year-End Financial Results


Short  Hills,  N.J. - (PR  NEWSWIRE) - July 27, 2006 - Investors  Bancorp,  Inc.
(NASDAQ:ISBC) ("Company"), the holding company for Investors Savings Bank ("Bank"), reported net income of $6.3 million for the three months ended June 30, 2006 compared to $7.0 million for the three months ended June 30, 2005. The Company also reported net income of $15.0 million for the year ended June 30, 2006 compared to a net loss of $3.1 million for the year ended June 30, 2005.

The Company reported basic and diluted earnings of $0.06 per share for the three months ended June 30, 2006. Since the Company completed its initial public stock offering on October 11, 2005, earnings per share are not applicable for the other periods presented.

The Company's results of operations for the fiscal year ended June 30, 2006 were negatively impacted by a $20.7 million pre-tax charitable contribution expense and positively impacted by the investment of stock subscription proceeds received in its initial public offering. With respect to the prior fiscal year, in March 2005 the Company executed a restructuring transaction in which it repaid $448.0 million in FHLB borrowings and sold approximately $500.0 million of securities with a book yield of 4.00% or less, to fund the repayment of these borrowings. This restructuring transaction resulted in charges to income of $54.0 million before taxes ($35.5 million after taxes) in March 2005, consisting of the losses on prepayment of the borrowings and sale of the securities.

Robert M. Cashill, the Company's President and CEO, said, "The challenging interest rate environment and the intense competition for deposits continue to put pressure on net income. While interest and dividend income continues to increase as a result of our efforts to change the mix of our assets, increases in the cost to attract deposits have more than offset these gains." He added, "We maintain our long standing commitment to change the composition of both our asset and liability mix in order to provide both increases and consistency of earnings."

Comparison of Operating Results

Interest and Dividend Income

Total interest and dividend income increased by $9.4 million, or 16.9%, to $65.0 million for the three months ended June 30, 2006 from $55.7 million for the three months ended June 30, 2005. This increase is primarily due to a 36 basis point increase in the weighted average yield on interest-earning assets to 4.99% for the three months ended June 30, 2006 compared to 4.63% for the three months ended June 30, 2005. There was also a $406.3 million, or 8.5% increase in the average balance of interest-earning assets to $5.21 billion for the three months ended June 30, 2006 from $4.80 billion for the three months ended June 30, 2005.

Interest income on loans increased by $13.7 million, or 58.8%, to $37.1 million for the three months ended June 30, 2006 from $23.3 million for the three months ended June 30, 2005, reflecting a $953.9 million, or 52.3%, increase in the average balance of net loans to $2.78 billion for the three months ended June 30, 2006 from $1.83 billion for the three months ended June 30, 2005. In addition, the average yield on loans increased to 5.33% for the three months ended June 30, 2006 from 5.11% for the three months ended June 30, 2005.

Interest income on all other interest-earning assets, excluding loans, decreased by $4.3 million, or 13.4%, to $28.0 million for the three months ended June 30, 2006 from $32.3 million for the three months ended June 30, 2005. This decrease reflected a $547.6 million decrease in the average balance of securities and other interest-earning assets, partially offset by a 27 basis point increase in the average yield on securities and other interest-earning assets to 4.61% for the three months ended June 30, 2006 from 4.34% for the three months ended June 30, 2005.

Total interest and dividend income increased by $19.5 million, or 8.6%, to $246.1 million for the year ended June 30, 2006 from $226.5 million for the year ended June 30, 2005. This increase was primarily due to a 35 basis point increase in the weighted average yield on interest-earning assets to 4.81% for the year ended June 30, 2006 compared to 4.46% for the year ended June 30, 2005. There was also an increase in the average balance of interest-earning assets of $45.4 million, or 0.9%, to $5.12 billion for the year ended June 30, 2006 from $5.08 billion for the year ended June 30, 2005.

Interest income on loans increased by $49.8 million, or 64.7%, to $126.6 million for the year ended June 30, 2006 from $76.9 million for the year ended June 30, 2005, reflecting a $924.8 million, or 61.5%, increase in the average balance of net loans to $2.43 billion for the year ended June 30, 2006 from $1.50 billion for the year ended June 30, 2005. In addition, the average yield on loans increased to 5.22% for the year ended June 30, 2006 from 5.11% for the year ended June 30, 2005.

Interest income on all other interest-earning assets, excluding loans, decreased by $30.2 million, or 20.2%, to $119.5 million for the year ended June 30, 2006 from $149.7 million for the year ended June 30, 2005. This decrease reflected an $879.4 million decrease in the average balance of securities and other interest-earning assets, partially offset by a 25 basis point increase in the average yield on securities and other interest-earning assets to 4.44% for the year ended June 30, 2006 from 4.19% for the year ended June 30, 2005.

Interest Expense

Total interest expense increased by $10.3 million, or 34.0%, to $40.4 million for the three months ended June 30, 2006 from $30.2 million for the three months ended June 30, 2005. This increase was primarily due to a 100 basis point increase in the weighted average cost of total interest-bearing liabilities to 3.69% for the three months ended June 30, 2006 compared to 2.69% for the three months ended June 30, 2005. This was partially offset by a $106.0 million, or 2.4%, decrease in the average balance of total interest-bearing liabilities to $4.39 billion for the three months ended June 30, 2006 from $4.49 billion for the three months ended June 30, 2005. Consistent with our strategic plan of reducing our reliance on wholesale funding, the average balance of wholesale borrowings decreased by $126.8 million for the three months ended June 30, 2006 compared to the average balance for the three months ended June 30, 2005.

Interest expense on interest-bearing deposits increased $8.4 million, or 44.3% to $27.5 million for the three months ended June 30, 2006 from $19.0 million for the three months ended June 30, 2005. This increase was due to a $20.8 million increase in the average balance and a 102 basis point increase in the average cost of interest-bearing deposits.

Interest expense on borrowed funds increased by $1.8 million, or 16.5%, to $13.0 million for the three months ended June 30, 2006 from $11.1 million for the three months ended June 30, 2005. This increase was primarily caused by a 104 basis point increase in the average cost of borrowed funds to 4.56% for the three months ended June 30, 2006 from 3.52% for the three months ended June 30, 2005, partially offset by a $126.8 million or 10.0% decrease in the average balance of borrowed funds to $1.14 billion for the three months ended June 30, 2006 from $1.27 billion for the three months ended June 30, 2005.

Total interest expense increased by $15.1 million, or 11.9%, to $141.8 million for the year ended June 30, 2006 from $126.7 million for the year ended June 30, 2005. This increase was primarily due to a 52 basis point increase in the weighted average cost of total interest-bearing liabilities to 3.19% for the year ended June 30, 2006 compared to 2.67% for the year ended June 30, 2005. This was partially offset by a $301.1 million, or 6.3%, decrease in the average balance of total interest-bearing liabilities to $4.44 billion for the year ended June 30, 2006 from $4.74 billion for the year ended June 30, 2005. We reduced the average balance of wholesale borrowings during the year ended June 30, 2006 by $384.9 million to $1.12 billion which was partially offset by an increase in the average balance of interest-bearing deposits for the year ended June 30, 2006 of $83.9 million to $3.33 billion.

Interest expense on interest-bearing deposits increased $26.7 million, or 38.2% to $96.6 million for the year ended June 30, 2006 from $69.9 million for the year ended June 30, 2005. This increase was due to an $83.9 million increase in the average balance of interest-bearing deposits and a 75 basis point increase in the average cost of interest-bearing deposits.

Interest expense on borrowed funds decreased by $11.6 million, or 20.4%, to $45.2 million for the year ended June 30, 2006 from $56.8 million for the year ended June 30, 2005. The average balance of borrowed funds decreased by $384.9 million or 25.7%, to $1.12 billion for the year ended June 30, 2006 from $1.50 billion for the year ended June 30, 2005. This decrease was primarily attributed to the utilization of the proceeds from our initial public stock offering to reduce higher cost wholesale borrowings and to the restructuring transaction that took place in March 2005 in which we repaid wholesale borrowings. The average cost of borrowed funds increased by 26 basis points to 4.05% for the year ended June 30, 2006 from 3.79% for the year ended June 30, 2005.

Net Interest Income

Net interest  income  decreased by $887,000,  or 3.5%,  to $24.6 million for the three months ended June 30, 2006 from $25.5 million for the three months ended June 30, 2005. This decrease was caused primarily by our cost of interest-bearing liabilities increasing 100 basis points to 3.69% for the three months ended June 30, 2006 from 2.69% for the three months ended June 30, 2005. This was partially offset by a reduction in the average balance of interest-bearing liabilities of $106.0 million, or 2.4%, to $4.39 billion for the three months ended June 30, 2006 from $4.49 billion for the three months ended June 30, 2005 and a 36 basis point improvement in our yield on interest-earning assets to 4.99% for the three months ended June 30, 2006 from 4.63% for the three months ended June 30, 2005.

Net interest income increased by $4.4 million, or 4.4%, to $104.3 million for the year ended June 30, 2006 from $99.8 million for the year ended June 30, 2005. The increase was caused primarily by a 35 basis point improvement in our yield on interest-earning assets to 4.81% for the year ended June 30, 2006 from 4.46% for the year ended June 30, 2005 and a reduction in the average balance of interest-bearing liabilities of $301.1 million, or 6.3%, to $4.44 billion for the year ended June 30, 2006 from $4.74 billion for the year ended June 30, 2005. This was partially offset by an increase in our cost of interest-bearing liabilities to 3.19% for the year ended June 30, 2006 from 2.67% for the year ended June 30, 2005.

Provision for Loan Losses

Our provision for loan losses was unchanged at $200,000 for the three month periods and $600,000 for the years ended June 30, 2006 and 2005. There were net charge-offs of $31,000 for the three months ended June 30, 2006 and net recoveries of $46,000 for the year ended June 30, 2006. For the three months and year ended June 30, 2005 there were net charge-offs of $31,000 and $99,000, respectively. The allowance for loan losses increased by $646,000 to $6.3 million at June 30, 2006 from $5.7 million at June 30, 2005. The allowance for loan losses reflects the inherent credit risk in our loan portfolio, the growth in our portfolio, the level of our non-performing loans and our charge-off experience.

Our asset quality continued to improve in fiscal 2006. Total non-performing loans, defined as non-accruing loans, decreased by $4.6 million to $3.3 million at June 30, 2006 from $7.9 million at June 30, 2005. The ratio of non-performing loans to total loans was 0.11% at June 30, 2006 compared with 0.40% at June 30, 2005. The allowance for loan losses as a percentage of non-performing loans was 192.18% at June 30, 2006 compared with 72.40% at June 30, 2005. At June 30, 2006 and 2005 our allowance for loan losses as a percentage of total loans was 0.21% and 0.29%, respectively. Future increases in the allowance for loan losses may be necessary based on the growth and change in the composition of our loan portfolio.

Other Income (Loss)

Total other income increased by $981,000 to $1.6 million for the three months ended June 30, 2006 from $638,000 for the three months ended June 30, 2005. This increase was primarily due to the income associated with our bank owned life insurance contract increasing by $1.3 million for the three months ended June 30, 2006.

Total other income increased by $8.0 million to $5.6 million for the year ended June 30, 2006 from a loss of $2.4 million for the year ended June 30, 2005. This increase was largely the result of the losses recorded in the year ended June 30, 2005 on the sale of securities of $9.5 million, primarily attributed to the balance sheet restructuring. This was partially offset by a decrease in income associated with our bank owned life insurance of $1.3 million to $2.7 million for the year ended June 30, 2006.

Operating Expenses

Total operating expenses increased by $1.8 million, or 12.2%, to $16.8 million for the three months ended June 30, 2006 from $15.0 million for the three months ended June 30, 2005. This increase was primarily attributed to an increase in compensation and fringe benefits of $1.6 million, or 18.2%, to $10.6 million for the three months ended June 30, 2006. This increase was primarily due to staff additions in our commercial real estate and retail banking areas, as well as normal merit increases and increases in employee benefit costs. In addition, the increase includes $517,000 in ESOP expenses recorded during the three months ended June 30, 2006 which we did not have in fiscal 2005 because we had not yet completed our stock offering.

Total operating expenses decreased by $16.5 million, or 15.9%, to $86.8 million for the year ended June 30, 2006 from $103.3 million for the year ended June 30, 2005. The decrease was primarily attributed to the balance sheet restructuring in the year ended June 30, 2005, in which a loss of $43.6 million on the early extinguishment of debt was realized, partially offset by the $20.7 million contribution of cash and Company stock made to the Investors Savings Bank Charitable Foundation in the year ended June 30, 2006 as part of our initial public stock offering. In addition, compensation and fringe benefits increased by $6.3 million, or 17.6%, to $42.0 million for the year ended June 30, 2006. This increase was primarily due to staff additions in our commercial real estate and retail banking areas, as well as normal merit increases and increases in employee benefit costs. Additionally, $2.7 million is attributed to the recognition in fiscal year 2006 of expense related to the ESOP share allocations to employees for calendar year 2005 and the ESOP expense for the first half of calendar year 2006.

Income Taxes

Income tax expense was $2.9 million for the three months ended June 30, 2006, as compared to $4.0 million for the three months ended June 30, 2005. Our effective tax expense rates were 31.8% and 36.1% for the three months ended June 30, 2006 and 2005, respectively.

Income tax expense was $7.4 million for the year ended June 30, 2006, as compared to income tax benefit of $3.3 million for the year ended June 30, 2005. Our effective tax expense rate was 33.0% for the year ended June 30, 2006.

Balance Sheet Summary

Total assets increased by $504.5 million, or 10.10%, to $5.50 billion at June 30, 2006 from $4.99 billion at June 30, 2005. This increase was largely the result of the growth in our loan portfolio partially offset by the decrease in our securities portfolio. The cash flow from our securities portfolio is being used to fund our loan growth, consistent with our strategic plan.

Cash and cash equivalents decreased by $41.5 million, or 51.0%, to $39.8 million at June 30, 2006 from $81.3 million at June 30, 2005. This decrease is a result of utilizing cash to fund loan growth and repay maturing wholesale borrowings.

Securities, both available-for-sale and held-to-maturity, decreased by $422.9 million, or 15.6%, to $2.29 billion at June 30, 2006, from $2.71 billion at June 30, 2005. This decrease is consistent with our strategy to change our mix of assets by reducing the size of our securities portfolio and increasing the size of our loan portfolio. The cash flows from our securities portfolio were used primarily to fund our loan growth.

Net loans, including loans held for sale, increased by $964.2 million, or 48.3%, to $2.96 billion at June 30, 2006 from $2.00 billion at June 30, 2005. The majority of our loan growth was in residential mortgage loans. Total residential loan production for the year ended June 30, 2006 was $1.05 billion. We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. During the year ended June 30, 2006 we originated $224.1 million in residential mortgage loans. In addition, we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the year ended June 30, 2006 we purchased loans totaling $694.9 million from these entities. We also purchase pools of mortgage loans in the secondary market on a "bulk purchase" basis from several well-established financial institutions. During the year ended June 30, 2006, we purchased loans totaling $130.0 million on a "bulk purchase" basis.

Additionally, for the year ended June 30, 2006, we originated $67.5 million in multi-family and commercial real estate loans and $95.0 million in construction loans. This is consistent with our strategy of originating multi-family, commercial real estate and construction loans to diversify our loan portfolio.

Deposits increased by $61.6 million, or 1.9%, to $3.30 billion at June 30, 2006 from $3.24 billion at June 30, 2005. The increase is primarily due to an increase in interest-bearing checking and time deposits of $65.3 million and $141.0 million, respectively, partially offset by a decrease in savings and money market accounts of $44.8 million and $106.2 million, respectively. We attribute the increase and shift in deposits to new products being offered and higher rates on our CD's in response to market interest rates, consumer demands and competition.

Borrowed funds decreased $68.0 million, or 5.2%, to $1.25 billion at June 30, 2006 from $1.31 billion at June 30, 2005. This decrease was primarily a result of utilizing the proceeds from the stock offering to reduce wholesale borrowings, partially offset by borrowing to fund loan growth.

Stockholders' equity increased $491.4 million, or 120.5%, to $899.3 million at June 30, 2006 from $407.8 million at June 30, 2005. The increase in stockholders' equity was primarily due to $525.3 million of capital raised in our initial public stock offering, which was completed in October 2005. This was partially offset by the purchase of 4,254,072 shares for our employee stock ownership plan at a cost of $42.5 million.

About the Company

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset and Union Counties, New Jersey.

Forward Looking Statements

Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



                                        INVESTORS BANCORP, INC. AND SUBSIDIARY
                                            Consolidated Balance Sheets
                                       June 30, 2006 (Unaudited) and June 30, 2005

                                                                                   June 30,              June 30,
                                                                                     2006                  2005
                                                                              --------------------  -------------------
                                                                                           (In thousands)
Cash and cash equivalent                                                    $           39,824               81,329
Securities available-for-sale, at estimated fair value                                 528,876              673,951
Securities held-to-maturity, net (estimated fair value of
  $1,695,975 and $2,032,939 at June 30, 2006
  and June 30, 2005, respectively)                                                   1,763,032            2,040,882
Loans receivable, net                                                                2,960,583            1,993,904
Loans held-for-sale                                                                        974                3,412
Stock in the Federal Home Loan Bank                                                     46,125               60,688
Accrued interest receivable                                                             21,053               18,263
Office properties and equipment, net                                                    27,911               29,544
Net deferred tax asset                                                                  28,176               13,128
Bank owned life insurance contract                                                      78,903               76,229
Other assets                                                                             1,789                1,423
                                                                              --------------------  -------------------
             Total assets                                                   $        5,497,246            4,992,753
                                                                              ====================  ===================
                    Liabilities and Stockholders' Equity

Liabilities:
  Deposits                                                                  $        3,302,043            3,240,420
  Borrowed funds                                                                     1,245,740            1,313,769
  Advance payments by borrowers for taxes and insurance                                 15,337               10,817
  Other liabilities                                                                     34,859               19,920
                                                                              --------------------  -------------------
             Total liabilities                                                       4,597,979            4,584,926
                                                                              --------------------  -------------------
Stockholder's equity:
  Preferred stock, $0.01 par value, 500,000 authorized shares;
    none issued                                                                             --                    --
  Common stock, $0.01 par value, 200,000,000 shares authorized;
    116,275,688 issued and outstanding at June 30, 2006,
    and $0.10 par value, 3,000 shares authorized; 50 issued
    and outstanding at June 30, 2005                                                       532                   --
  Additional paid-in capital                                                           524,751                   25
  Unallocated common stock held by the employee stock
    ownership plan                                                                     (41,123)                  --
  Retained earnings                                                                    426,233              411,219
  Accumulated other comprehensive loss:
    Net unrealized loss on securities available for sale, net of tax                   (10,758)              (2,316)
    Minimum pension liability, net of tax                                                 (368)              (1,101)
                                                                              --------------------  -------------------
                                                                                       (11,126)              (3,417)
                                                                              --------------------  -------------------
             Total stockholders' equity                                                899,267              407,827
                                                                              --------------------  -------------------
             Total liabilities and stockholders' equity                     $        5,497,246            4,992,753
                                                                              ====================  ===================



                                                 INVESTORS BANCORP, INC. AND SUBSIDIARY
                                                  Consolidated Statements of Operations
                                                               (Unaudited)
                                                                              For the Three Months           For the Years
                                                                                  Ended June 30,             Ended June 30,
                                                                           --------------------------------------------------------
                                                                             2006           2005           2006            2005
                                                                           -----------  ---------------- ------------  ------------
                                                                             (Dollars in thousands, except per share data)
Interest and dividend income:
     Loans receivable and loans held-for-sale                           $    37,059         23,333       126,613          76,857
     Securities:
             Government-sponsored enterprise obligations                      1,338          1,341         6,843           5,496
             Mortgage-backed securities                                      23,015         29,125        97,557         138,210
             Equity securities available-for-sale                               455            474         1,825           1,776
             Municipal bonds and other debt                                   2,285            375         6,805           1,369
     Interest-bearing deposits                                                  188            146         2,863             489
     Repurchase agreements                                                       --             --           613              --
     Federal Home Loan Bank stock                                               702            864         2,949           2,327
                                                                           -----------  ---------------- ------------  ------------
                        Total interest and dividend income                    65,042        55,658       246,068          226,524
                                                                           -----------  ---------------- ------------  ------------
Interest expense:
     Deposits                                                                 27,464        19,031        96,578          69,862
     Secured borrowings                                                       12,972        11,134        45,218          56,817
                                                                          -----------  ---------------- ------------  -------------
                        Total interest expense                                40,436        30,165       141,796          126,679
                                                                           -----------  ---------------- ------------  ------------
                        Net interest income                                   24,606        25,493       104,272           99,845
Provision for loan losses                                                        200           200           600              600
                                                                           -----------  ---------------- ------------  ------------
                        Net interest income after provision
                                      for loan losses                         24,406        25,293       103,672           99,245
                                                                           -----------  ---------------- ------------  ------------
Other income (loss):
     Fees and service charges                                                    638           673         2,524            2,451
     Increase (decrease) in and death benefits on bank owned
             life insurance contract                                             898          (356)        2,674            3,977
     Gain on sales of mortgage loans, net                                         57            24           289              406
     Gain (loss) on securities transactions, net                                   5           256             5            (9,494)
     Gain on sale of other real estate owned, net                                 --            26             5                38
     Other income                                                                 21            15            83               191
                                                                           -----------  ---------------- ------------  ------------
                        Total other income (loss)                              1,619           638         5,580            (2,431)
                                                                           -----------  ---------------- ------------  ------------
Operating expenses:
     Compensation and fringe benefits                                         10,640         9,002        41,963            35,695
     Advertising and promotional expense                                         750           475         2,502             2,636
     Office occupancy and equipment expense                                    2,509         3,008        10,306            10,340
     Federal insurance premiums                                                  111           116           470               470
     Stationery, printing, supplies and telephone                                429           388         1,756             1,711
     Legal, audit, accounting, and supervisory examination fees                  563           475         1,746             1,456
     Data processing service fees                                                907           756         3,633             3,340
     Amortization of premium on deposit acquisition                               --            --            --             1,102
     Loss on early extinguishment of debt                                         --            --            --            43,616
     Contribution to charitable foundation                                        --            --         20,651               --
     Other operating expenses                                                    903           759          3,803            2,936
                                                                           -----------  ---------------- ------------  ------------
                        Total operating expenses                              16,812        14,979         86,830          103,302
                                                                           -----------  ---------------- ------------  ------------
                        Income (Loss) before income tax expense (benefit)      9,213        10,952         22,422           (6,488)
Income tax expense (benefit)                                                   2,933         3,953          7,408           (3,346)
                                                                           -----------  ---------------- ------------  ------------
                        Net income (loss)                               $      6,280         6,999         15,014           (3,142)
                                                                           ===========  ================ ============  ============
Earnings per share - basic and diluted                                  $       0.06           n/a            n/a              n/a
Weighted average shares outstanding - basic and diluted                  112,163,418           n/a            n/a              n/a


                                                      INVESTORS BANCORP, INC. AND SUBSIDIARY
                                                 Average Balance Sheet and Yield/Rate Information

                                                                        For Three Months Ended
                                              ---------------------------------------------------------------------------------
                                                         June 30, 2006                                June 30, 2005
                                              --------------------------------------     --------------------------------------
                                                  Average                                   Average
                                                Outstanding    Interest    Average        Outstanding   Interest     Average
                                                  Balance    Earned/Paid  Yield/Rate        Balance    Earned/Paid  Yield/Rate
                                               -------------------------------------     --------------------------------------
                                                                           (Dollars in thousands)
Interest-earning assets:

  Due from banks                                $    20,429    $     188     3.68%     $    17,901  $      146      3.26%
  Securities available-for-sale                     564,203        6,020     4.27%         773,419       8,247      4.27%
  Securities held-to-maturity                     1,797,084       21,073     4.69%       2,128,210      23,068      4.34%
  Net loans                                       2,779,381       37,059     5.33%       1,825,527      23,333      5.11%
  Stock in FHLB                                      48,620          702     5.78%          58,379         864      5.92%
                                                 -------------------------              -----------------------
     Total interest-earning assets                5,209,717       65,042     4.99%       4,803,436      55,658      4.63%
                                                               -----------                             --------
Non-interest earning assets                         135,492                                141,041
                                                 -------------                         ------------
     Total assets                               $ 5,345,209                            $ 4,944,477
                                                ==============                         ============

Interest-bearing Liabilities:

  Savings                                       $   232,348          485     0.83%     $   275,526         576      0.84%
  Interest-bearing checking                         318,926        1,821     2.28%         231,823         734      1.27%
  Money market accounts                             210,635          726     1.38%         339,041       1,126      1.33%
  Certificates of deposit                         2,485,857       24,432     3.93%       2,380,599      16,595      2.79%
    Borrowed funds                                1,138,215       12,972     4.56%       1,265,014      11,134      3.52%
                                                 -------------------------            -------------------------
     Total interest-bearing liabilities           4,385,981       40,436     3.69%       4,492,003      30,165      2.69%
Non-interest bearing liabilities                     69,630                                 54,819
                                                 -------------                         ------------
     Total liabilities                            4,455,611                              4,546,822

Stockholders' equity                                889,598                                397,655
                                                 -------------                         ------------
     Total liabilities and stockholders'
       equity                                   $ 5,345,209                            $ 4,944,477
                                                 =============                         ============


Net interest income                                            $  24,606                            $   25,493
                                                             ==============                         ============

Net interest rate spread                                                     1.30%                                  1.94%
                                                                           ==========                             ==========

Net interest earning assets                       $ 823,736                            $   311,433
                                                   ===========                         =============

Net interest margin                                                          1.89%                                  2.12%
                                                                           ==========                             ==========

Ratio of interest-earning assets to total
interest-bearing liabilities                           1.19X                                  1.07X
                                                   ===========                         =============



                     INVESTORS BANCORP, INC. AND SUBSIDIARY
                Average Balance Sheet and Yield Rate Information

                                                                            For the Years Ended June 30,
                                                 -----------------------------------------------------------------------------------
                                                                   2006                                     2005
                                                 -----------------------------------------------------------------------------------
                                                     Average                                Average
                                                   Outstanding     Interest    Average     Outstanding     Interest      Average
                                                     Balance     Earned/Paid  Yield/Rate     Balance      Earned/Paid   Yield/Rate
                                                 -----------------------------------------------------------------------------------

Interest-earning assets:

    Due from banks                                 $      82,677     $   2,863      3.46%           20,162     $     489      2.43%
    Repurchase agreements                                 16,387           613      3.74%                -             -          -
    Securities available-for-sale                        609,265        25,828      4.24%        1,190,712        47,408      3.98%
    Securities held-to-maturity                        1,930,206        87,202      4.52%        2,289,520        99,443      4.34%
    Net loans                                          2,427,506       126,613      5.22%        1,502,704        76,857      5.11%
    Stock in FHLB                                         54,834         2,949      5.38%           72,388         2,327      3.21%
                                                 ------------------------------                ----------------------------
         Total interest-earning assets                 5,120,875       246,068      4.81%        5,075,486       226,524      4.46%
                                                                   ------------                                ------------
Non-interest earning assets                              135,799                                   139,856
                                                 ----------------                        ------------------
         Total assets                              $   5,256,674                             $  5,215,342
                                                 ================                        ==================

Interest-bearing Liabilities:

    Savings                                        $     330,840         2,820      0.85%    $     279,953         2,349      0.84%
    Interest-bearing checking                            306,079         6,027      1.97%          218,327         2,533      1.16%
    Money market accounts                                255,154         3,423      1.34%          380,623         5,075      1.33%
    Certificates of deposit                            2,435,089        84,308      3.46%        2,364,399        59,905      2.53%
    Borrowed funds                                     1,115,723        45,218      4.05%        1,500,671        56,817      3.79%
                                                 ----------------  ------------          ------------------    ------------
         Total interest-bearing liabilities            4,442,885       141,796      3.19%        4,743,973       126,679      2.67%
                                                                   ------------                                ------------
Non-interest bearing liabilities                          62,867                                    70,468
                                                 ----------------                        ------------------
         Total liabilities                             4,505,752                                 4,814,441

Stockholders' equity                                     750,922                                   400,901
                                                 ----------------                        ------------------
         Total liabilities and stockholders'       $ 5,256,674                               $   5,215,342
         equity
                                                 ================                        ==================

Net interest income                                              $  104,272                                $    99,845
                                                                ===============                           ===============

Net interest rate spread                                                            1.62%                                     1.79%
                                                                              ============                              ============

Net interest earning assets                        $   677,990                               $     331,513
                                                 ================                        ==================

Net interest margin                                                                 2.04%                                     1.97%
                                                                              ============                              ============

Ratio of interest-earning assets to total interest-
    bearing liabilities                                     1.15X                                     1.07X
                                                 ================                        ==================




                                                   INVESTORS BANCORP, INC. AND SUBSIDIARY
                                                       Selected Ratios and Other Data

                                                                         At or For the Three Months       At or For the Years
                                                                                 Ended                           Ended
                                                                               June 30,                    June 30,
                                                                         ----------------------------------------------------------
                                                                                   2006            2005          2006        2005
                                                                         ----------------------------------------------------------

Performance Ratios:
Return on average assets   (1) (2)                                                    0.47%         0.57%        0.29%       -0.06%
Return on average equity   (1) (2)                                                    2.82%         7.04%        2.00%       -0.78%
Interest rate spread                                                                  1.30%         1.94%        1.62%        1.79%
Net interest margin                                                                   1.89%         2.12%        2.04%        1.97%
Efficiency ratio   (1) (2)                                                           64.11%        57.32%       79.04%      106.04%
Non-interest expense to average total assets   (1) (2)                                1.26%         1.21%        1.65%        1.98%
Average interest-earning assets to average
   interest-bearing liabilities                                                        1.19          1.07         1.15         1.07


Asset Quality Ratios:
Non-performing assets as a percent of total assets                                    0.06%         0.16%        0.06%        0.16%
Non-performing loans as a percent of total loans                                      0.11%         0.40%        0.11%        0.40%
Allowance for loan losses as a percent of total loans                                 0.21%         0.29%        0.21%        0.29%
Allowance for loan losses as a percent of non-performing loans                      192.18%        72.40%      192.18%       72.40%


Capital Ratios:
Total risk-based capital (to risk weighted assets)   (3)                             26.44%        21.48%       26.44%       21.48%
Tier 1 risk-based capital (to risk weighted assets)   (3)                            26.19%        21.48%       26.19%       21.18%
Tier 1 leverage (core) capital (to adjusted tangible assets)   (3)                   12.23%         8.28%       12.23%        8.28%
Equity to total assets (period end)                                                  16.36%         8.17%       16.36%        8.17%
Average equity to average assets                                                     16.64%         8.04%       14.29%        7.69%
Tangible capital (to tangible assets)                                                16.35%         8.16%       16.35%        8.16%


Other Data:
Number of full service offices                                                           46            46           46           46
Full time equivalent employees                                                          473           459          473          459

(1) June 2006 year end results reflect a pre-tax expense of $20.7 million for the charitable contribution made to Investors Savings Bank Charitable
      Foundation as part of our IPO.
(2) June 30, 2005 year end results reflect pre-tax expense of $54.0 million attributable to the March 2005 balance sheet restructuring. (3) Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.

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